UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2022

RED ROBIN GOURMET BURGERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34851	84-1573084
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10000 E. Geddes Avenue, Suite 500 Englewood, Colorado	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 846-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	RRGB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 3, 2022, Red Robin Gourmet Burgers, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) reporting various executive transitions including the departures of Lynn Schweinfurth, the Company’s Executive Vice President and Chief Financial Officer, Jonathan Muhtar, the Company’s Executive Vice President and Chief Concept Officer, and Darla Morse, the Company’s Executive Vice President and Chief Information Officer.

In connection with the departure of Mr. Muhtar (the “Executive”), the Company has agreed to provide to the Executive, pursuant to a severance agreement between the Company and the Executive dated as of November 22, 2022 (the “Severance Agreement”), in addition to any accrued but unpaid benefits or obligations: (i) a lump-sum cash payment of which equals twelve (12) months of the Executive’s base salary prior to his departure, which shall be $452,000, (ii) a lump-sum cash payment in an amount equal to the annual bonus that becomes payable, if any, in respect of the 2022 fiscal year to the Executive, based on actual performance and payable at the same time such payments are made to other employees of the Company generally, (iii) a lump-sum cash payment in the amount equal to the product of (x) the number of the Executive’s time-based restricted stock units outstanding as of the date of separation that would have vested during the 2023 calendar year (if the Executive’s employment with the Company had not terminated), multiplied by (y) $7.50, (iv) subject to the Executive’s timely election of continued healthcare coverage under COBRA, a lump sum cash payment within 30 days after such election in an amount equal to the product of (x) the portion of monthly premiums of the Executive’s group health insurance, including coverage for the Executive’s eligible dependents, that the Company paid immediately prior to the date of separation, and (y) 12, (v) a lump-sum cash payment equal to the amount of the Executive’s annual life insurance premiums, and (vi) a lump-sum cash payment in the amount of $15,000 for executive outplacement services. The Executive shall forfeit all of their outstanding and unvested restricted stock units, performance stock units and stock options, and any vested stock options will remain outstanding and exercisable for the designated period under the applicable award agreement. The Executive’s receipt of the severance benefits mentioned in this paragraph is subject to his execution of a waiver and release of claims in favor of the Company and its affiliates. The Executive shall be subject to certain restrictive covenants, including nondisclosure of confidential information, return of Company property, and, for the twelve months following the date of separation, non-competition and non-solicitation of employees, suppliers, and business relations of the Company. The Severance Agreement also includes post-employment cooperation and non-disparagement covenants as well as a general release of claims against the Company by the Executive.

The foregoing description of the terms of the Severance Agreement is qualified in its entirety by reference to the full terms of the Severance Agreement, which is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
10.1	Severance Agreement, by and between Red Robin Gourmet Burgers, Inc. and Jonathan Muhtar, dated November 22, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 25, 2022

RED ROBIN GOURMET BURGERS, INC.

By:	/s/ Jeffrey Hoban
Name:	Jeffrey Hoban
Title:	SVP, Deputy General Counsel, and Interim Chief Legal Officer